Exhibit 10.2

First Amendment to the Amended and Restated Aon Corporation Excess Benefit Plan

WHEREAS, the Company adopted the Aon Corporation Excess Benefit Plan (the “Plan”) effective January 1, 1989, and the Company has amended the Plan from time to time thereafter, including the amendment and restatement effective January 1, 2009.

WHEREAS, the Board of Directors of Aon Corporation desires to amend the Plan pursuant to the authority to do so under Article VII of the Plan to cease future benefit accruals after April 1, 2009.

NOW, THEREFORE, the Plan, as amended and restated effective January 1, 2009, is further amended as follows:

1.                                       Section 1.2.  By adding the following provision at the end of Section 1.2, “Purpose”:

“Notwithstanding the foregoing, the future accrual of benefits under this Plan will cease effective April 1, 2009 in accordance with Section 4.3.”

2.                                       Section 4.1.  By adding the following provision at the end thereof:

“Notwithstanding the foregoing, the future accrual of benefits under this Plan will cease effective April 1, 2009 in accordance with Section 4.3.”

3.                                       By adding a new section, Section 4.3, to the Plan document as follows:

“4.3                         Future Benefit Accruals ease effective April 1, 2009.” Notwithstanding anything to the contrary herein, the Company has amended the Plan to cease the future accrual of benefits after April 1, 2009.   The accrued benefits under the Plan will be determined as of April 1, 2009, and become frozen as of such date in accordance with the Plan.”

IN WITNESS WHEREOF, Aon Corporation has adopted this First Amendment to the Amended and Restated Aon Corporation Excess Benefit Plan, effective as set forth above.